Exhibit 10.21

THIRD AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
LONG TERM DISABILITY PLAN

(As Restated and Amended January 1, 1997)

THIRD AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION LONG TERM DISABILITY PLAN (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.
W I T N E S S E T H:
WHEREAS, the Plan was restated effective January 1, 1997;
WHEREAS, the Corporation desires to amend the Plan;
WHEREAS, Article 3.6 of the Plan permits the Corporation to amend the Plan; and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to amend the Plan and to execute this amendment.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2016:

1.	Section 1.1 (Purpose) is amended to replace the second sentence thereof with the following:

The Plan is intended to provide such long-term disability benefits as are specified in the Policy to certain employees of the Federal Home Loan Mortgage Corporation and participating Employers (as defined in Section 2.6) on an insured basis.

2.    Section 2.3 (Eligibility and Benefits) is amended to read as follows:

2.3.
Eligibility and Benefits. The employees or classes of employees eligible for coverage under the Plan, the effective dates upon which they become eligible, the conditions which they must satisfy to become eligible to receive disability benefits, the benefits payable, and other provisions affecting the Plan are those set forth in the Policy. The term “employee” as used in the Plan shall mean a

Regular Full-time or Regular Part-time employee as defined in Freddie Mac Corporate Policy No. 3-231, Hours of Work, Worker Classifications, Pay and Overtime, as such policy may be amended, replaced or renumbered (“Worker

Classification Policy”), who is regularly scheduled to work at least 20 hours per week, is on the payroll of an Employer and not paid by accounts payable, whose wages from the Employer are subject to withholding for purposes of Federal income taxes and the Federal Insurance Contributions Act.

The term “employee” as used herein shall not include:

(a) individuals whom the Corporation classifies, pursuant to the Worker Classification Policy, as
(i)Temporary employees
(ii)Interns
(iii)Contingent Workers, or
(iv)Independent Contractors
(or similar classification), each as defined and classified by the Employer and regardless of the individual’s employment status under applicable law;
(b) Individuals who are retroactively classified as Regular Full-Time or Part-Time employees with respect to such period of retroactive classification; and

(c) Leased Employees (as defined in the Worker Classification Policy, and determined, for this purpose, without regard to the year of service requirement).

For an Employer pursuant to Sections 2.6(b) or 2.6(c), the Plan Administrator shall apply the Worker Classification Policy and the other provisions of this section to that entity for purposes of determining whether an individual is an Employee.

3.    Section 2.4 (Claims Procedure) is amended to add the following new sentence at the end thereof:

No legal action can be brought to recover under any benefit after three years from the deadline for filing claims. If the time limitations in this section have not been exceeded by the Plan Administrator (or delegate), no person may bring an action in a court of law unless the claims review procedure is exhausted and final determination has been made. If the claimant or another interested party challenges the decision, a review by a court of law will be limited to the facts, evidence and issues presented by the claimant during the claims review procedure described in this section. Issues not raised with the Plan Administrator during the appeal provided for in this section will be deemed waived.

4.     The Plan is amended to add the following new definition designated as Section 2.6:

2.6.	Employer. For purposes of this Plan, an Employer is:

(a)	the Corporation;

(b)	a wholly-owned subsidiary of the Corporation that adopts the Plan with the approval of the Corporation, subject to such terms and conditions as the Corporation may prescribe, and which is identified on Appendix 1 hereto; and

(c)	any successor entity which assumes the obligations of this Plan.

5.     The Plan is amended to add the following new Section 2.7:

2.7.    ERISA. The Employee Retirement Income Security Act of 1974, as amended, and associated regulations.

6. The Plan is amended to add the following new Section 3.10:

3.10.     Vesting of Benefits. No person shall have any right, title or interest in or to the assets of the Corporation as a participant in the Plan. There is no vesting in, or accrual of, benefits under the Plan.

7. The Plan is amended to add the following new Section 3.11:

3.11    Indemnification. The Corporation will indemnify and defend to the fullest extent permitted by law any director, officer or employee of the Employer against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Corporation) reasonably incurred in connection with any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by any person, corporation, entity, government or agency thereof, except such liabilities and expenses as are incurred because of the indemnified individual’s willful misconduct or knowing violation of criminal law.

IN WITNESS WHEREOF, the Corporation has caused this THIRD AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION LONG TERM DISABILITY PLAN to be executed by its duly authorized officer, this 22nd day of December, 2015.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

    Signature: /s/ Daniel E. Scheinkman____________
Daniel E. Scheinkman
Vice President - Compensation and Benefits

Attest: /s/ Alicia Myara__________
Assistant Secretary

Federal Home Loan Mortgage Long Term Disability Plan

APPENDIX 1 - WHOLLY OWNED SUBSIDIARIES DESIGNATED BY FREDDIE MAC AS ‘EMPLOYERS’ UNDER THE PLAN

None.